Filed pursuant to Rule 424(b)(5)
Registration No. 333-283474

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 10, 2025)

7,000,000 Shares

Triton International Limited

7.500% Series G Cumulative Redeemable Perpetual Preference Shares

(Liquidation Preference $25.00 per Share)

We are offering 7,000,000 of our 7.500% Series G Cumulative Redeemable Perpetual Preference Shares, liquidation preference $25.00 per share (the “Series G Preference Shares”).

Dividends on the Series G Preference Shares are cumulative from the date of original issue and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, when, as and if declared by our board of directors or any authorized committee thereof. Dividends will be payable out of funds legally available therefor at the rate equal to 7.500% per annum of the $25.00 liquidation preference per share, or $1.875 per share per year. The initial dividend on the Series G Preference Shares offered hereby, if declared, will be payable on March 15, 2026 in an amount equal to $0.3281 per share.

We may, at our option, redeem the Series G Preference Shares (i) in whole or in part at any time on or after March 15, 2031 or within 120 days after the occurrence of a Change of Control (as defined herein) or a Change of Control Triggering Event (as defined herein), at a redemption price in cash equal to $25.00 per share and (ii) in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event (as defined herein), or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share plus, in each of cases (i) and (ii), an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date of redemption, whether or not declared. See “Description of Series G Preference Shares—Redemption.”

The Series G Preference Shares will not be obligations of Brookfield Infrastructure or any entity other than Triton International Limited. We intend to apply to have the Series G Preference Shares listed on the New York Stock Exchange (the “NYSE”) under the symbol “TRTN PRG.” If the application is approved, we expect trading of the Series G Preference Shares on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the Series G Preference Shares.

Investing in our Series G Preference Shares involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount(1)	Proceeds (before expenses)(1)
Per Series G Preference Share	100.000%	2.858%	97.142%
Total	$175,000,000	$5,001,411	$169,998,589

(1)

Reflects 5,222,300 Series G Preference Shares sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per share, and 1,777,700 Series G Preference Shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.50 per share. See “Underwriting.”

Delivery of the Series G Preference Shares is expected to be made in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the account of its participants, including Euroclear Bank SA/NV and Clearstream Banking, S.A., on or about January 12, 2026.

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Morgan Stanley

RBC Capital Markets	UBS Investment Bank

Co-Managers

Brookfield Capital Solutions	Huntington Capital Markets	Regions Securities LLC

The date of this prospectus supplement is January 7, 2026

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering of preference shares. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a “shelf” registration process. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information specified below under the heading “Where You Can Find Additional Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the preference shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and any other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Except where the context requires otherwise, references in this prospectus supplement to “Triton,” the “Company,” “us,” “we,” or “our” refer to Triton International Limited and its consolidated subsidiaries.

All references to “outstanding” in relation to the shares of Triton International Limited mean that such shares have been issued by Triton International Limited and are not registered in its register of members as treasury shares.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, as amended. This prospectus supplement and the accompanying prospectus do not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”), as Part III of the Bermuda Companies Act does not apply to exempted companies and each of Triton and TCIL is an exempted company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	our customers’ decisions to buy rather than lease containers;

•	increases in the cost of repairing and storing our off-hire containers;

•	our dependence on a limited number of customers and suppliers;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	risks stemming from the international nature of our businesses, including global and regional economic conditions and geopolitical risks, including international conflicts;

•	decreases in demand for international trade;

•	risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs;

•	disruption to our operations from failures of, or attacks on, our information technology systems;

•	disruption to our operations as a result of natural disasters or public health crises;

•	compliance with laws and regulations globally;

•

risks related to the acquisition of Triton by Brookfield Infrastructure, including the potentially divergent interests of our sole common shareholder and the holders of our outstanding indebtedness and preference shares, our reliance on certain corporate governance exemptions, and that as a foreign private issuer, we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•	the availability and cost of capital;

•	restrictions imposed by the terms of our debt agreements;

S-iii

•	our ability to successfully complete, integrate and benefit from acquisitions and dispositions;

•	changes in tax laws in Bermuda, the United States and other countries; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 20-F, in our subsequently filed Quarterly Reports on Form 6-K and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus supplement and the accompanying prospectus. Any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Triton or its businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about our business and about this offering of Series G Preference Shares contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our Series G Preference Shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Our Company

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis, which are used for the transportation of containers.

We operate our business in one industry, intermodal transportation equipment, and have two business segments, which also represent our reporting segments:

•	Equipment leasing - we own, lease and ultimately dispose of containers and chassis from our leasing fleet, as well as manage containers owned by other parties.

•

Equipment trading - we purchase containers from shipping line customers, and other sellers of containers, and resell these containers to container retailers and users of containers for storage or one-way shipment.

Our consolidated operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of September 30, 2025, our total fleet consisted of approximately 4.3 million containers and chassis, representing 7.5 million twenty-foot equivalent units (“TEU”) or 8.0 million cost equivalent units (“CEU”), including 0.8 million managed containers, representing 1.3 million TEU or 1.5 million CEU. On July 1, 2025, we acquired 0.3 million containers in connection with our acquisition in Global Container International LLC (“GCI”), representing 0.5 million TEU, or 0.5 million CEU, which are included in the total fleet numbers above. We have an extensive global presence, offering leasing services through a worldwide network of local offices, and we utilize third-party container depots spread across over 40 countries to provide customers global access to our container fleet. Our primary customers include the world’s largest container shipping lines.

The most important driver of profitability in our business is the extent to which leasing revenues, which are driven by our owned equipment fleet size, utilization and average lease rates, exceed our ownership and operating costs. Our profitability is also driven by the gains or losses we realize on the sale of used containers and the margins generated from trading new and used containers.

We lease five types of equipment: dry containers, refrigerated containers, special containers, tank containers, and chassis. Our in-house equipment sales group manages the sale process for our used containers and chassis from our equipment leasing fleet and sells used and new containers and chassis acquired from third parties.

Our common shares are not publicly traded on the NYSE or any other securities exchange. All of our common shares are privately held by Thanos Holdings Limited (“Parent”), a subsidiary of Brookfield Infrastructure Corporation (“BIPC”). BIPC is an affiliate of Brookfield Infrastructure. Our Series A through F cumulative redeemable perpetual preference shares are outstanding obligations of the Company and are listed on the NYSE.

Recent Developments

We are currently contemplating undertaking a debt financing of up to $600.0 million during the first quarter of 2026, substantially all of the proceeds of which we expect to use to repay outstanding borrowings under the revolving tranche of our credit facility.

THE OFFERING

The summary below describes the principal terms of the offering and the Series G Preference Shares. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Series G Preference Shares” section of this prospectus supplement contains a more detailed description of the terms and conditions of the Series G Preference Shares.

Issuer	Triton International Limited

Securities Offered	7,000,000 of our 7.500% Series G Cumulative Redeemable Perpetual Preference Shares, liquidation preference $25.00 per share. For a detailed description of the Series G Preference Shares, please read “Description of Series G Preference Shares.”

Price per Share	$25.00

Maturity Date	Perpetual (unless redeemed by us on or after March 15, 2031 or in connection with a Change of Control (as defined below), a Change of Control Triggering Event (as defined below) or a Rating Agency Event (as defined below)). See “Description of Series G Preference Shares—Redemption.”

Conversion; Exchange and Preemptive Rights	Except as described under “Description of Series G Preference Shares—Conversion Right upon a Change of Control Triggering Event,” the Series G Preference Shares will not have any conversion or exchange rights and will not be entitled to preemptive rights.

Dividends	Dividends on the Series G Preference Shares will accrue and be cumulative from the date that the Series G Preference Shares are originally issued and will be payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose.

Dividend Payment Dates	The 15th day of each March, June, September and December, commencing March 15, 2026 (each, a “Dividend Payment Date”).

Dividend Rate	The dividend rate for the Series G Preference Shares will be 7.500% per annum per $25.00 of liquidation preference per share (an amount equal to $1.875 per annum per share).

Ranking	The Series G Preference Shares will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. The Series G Preference Shares will rank:

•

senior to our common shares and to each other class or series of shares established after the original issue date of the Series G Preference Shares that is not expressly made senior to, or on parity with, the Series G Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”);

•	pari passu with the 8.50% Series A Cumulative Redeemable Perpetual Preference Shares issued by us on March 15, 2019 (the

“Series A Preference Shares”), the 8.00% Series B Cumulative Redeemable Perpetual Preference Shares issued by us on June 24, 2019 (the “Series B Preference Shares”), the 7.375% Series C Cumulative Redeemable Perpetual Preference Shares issued by us on November 7, 2019 (the “Series C Preference Shares”), the 6.875% Series D Cumulative Redeemable Perpetual Preference Shares issued by us on January 24, 2020 (the “Series D Preference Shares”), the 5.75% Series E Cumulative Redeemable Perpetual Preference Shares issued by us on August 18, 2021 (the “Series E Preference Shares”), the 7.625% Series F Cumulative Redeemable Perpetual Preference Shares issued by us on February 6, 2025 (the “Series F Preference Shares”) and any other class or series of shares established after the original issue date of the Series G Preference Shares that is expressly made equal to the Series G Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively, “Parity Securities”); and

•

junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of shares expressly made senior to the Series G Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of shares referred to herein as “Senior Securities”).

Optional Redemption	At any time on or after March 15, 2031, we may redeem, in whole or in part, the Series G Preference Shares at a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date of redemption, whether or not declared.

Optional Redemption upon a Rating Agency Event	We may, at our option, redeem the Series G Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event, or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends to, but excluding, the date fixed for redemption.

Optional Redemption upon a Change of Control	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series G Preference Shares, in whole or in part, within 120 days after occurrence of a Change of Control, by paying $25.00 per Series G Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared.

“Change of Control” means the occurrence of either of the following after the original issue date of the Series G Preference Shares:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any of our subsidiaries; or

•

the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), other than a Permitted Holder (as defined below) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests; provided that, notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control solely as a result of (x) us becoming a direct or indirect wholly owned subsidiary of a holding company if the direct or indirect holders of the voting interests of such holding company immediately following that transaction are substantially the same as the holders of our voting interests immediately prior to that transaction (and such holders of our voting interests immediately prior to such transaction would not have otherwise caused a Change of Control) or (y) immediately following that transaction no person, other than a holding company satisfying the requirements of the preceding clause (x) and/or any of the Permitted Holders, is the beneficial owner of voting interests representing more than 50% of the voting power of such holding company (such an entity, a “Successor Holding Company”).

“Permitted Holder” means (a) Brookfield Corporation, Brookfield Asset Management Ltd., Brookfield Wealth Solutions Ltd, Brookfield Infrastructure Partners L.P., BIPC or Brookfield Infrastructure Fund V and any of their respective Affiliates and (b) any trust, fund, company, partnership, other co-investment vehicles or Person owned, managed, sponsored, advised or controlled, directly or indirectly, by any Person referred to in the foregoing clause (a), or any of their respective Affiliates, or any direct or indirect subsidiaries of any such trust, fund, company, partnership or Person, (c) any underwriters in connection with a public offering of our capital stock (or, if applicable, a Successor Holding Company), and (d), any employee benefit plan of us (or, if applicable, a Successor Holding Company) or our subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control will thereafter, together with its Affiliates, constitute an additional Permitted Holder after such Change of Control.

Optional Redemption upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, we may, at our option, redeem the Series G Preference Shares, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event occurred, by paying $25.00 per Series G Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared.

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by the occurrence of a Delisting Event within 120 days following the occurrence of a Change of Control.

“Delisting Event” occurs when, after the original issuance of the Series G Preference Shares and the listing of the Series G Preference Shares on the NYSE, both (i) the Series G Preference Shares are no longer listed on the NYSE, the NYSE American or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) we are not subject to the reporting requirements of the Exchange Act.

Conversion Right upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, each holder of Series G Preference Shares will have the right (unless we have provided notice of our election to redeem the Series G Preference Shares) to convert some or all of the Series G Preference Shares held by such holder on the Change of Control Conversion Date (as defined herein) into a number of our common shares per Series G Preference Share to be converted equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of all accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series G Preference Share dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined herein), subject, to certain adjustments and provisions for (x) the payment of any Alternative Conversion Consideration (as defined herein) and (y) splits, combinations and dividends in the form of equity issuances. If, prior to the Change of Control Conversion Date, we exercise our redemption rights relating to the Series G Preference Shares, holders of the Series G Preference Shares that we have elected to redeem will not have the conversion right described under “Description of the Series G Preference Shares— Conversion Right upon a Change of Control Triggering Event.”

Notwithstanding the foregoing, the holders of Series G Preference Shares will not have a conversion right upon a Change of Control Triggering Event if the acquiror in the Change of Control or its direct or indirect parent has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

For definitions of “Alternative Conversion Consideration,” “Change of Control Conversion Date,” and “Common Share Price,” and the restrictions on cash payments under a Change of Control Triggering Event hereunder, see “Description of the Series G Preference Shares— Conversion Right upon a Change of Control Triggering Event.”

Voting Rights	Holders of the Series G Preference Shares generally have no voting rights. However, if and whenever dividends payable on the Series G Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series G Preference Shares (voting together as a class with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred). Dividends payable on the Series G Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series G Preference Shares. The right of such holders of Series G Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series G Preference Shares.

Subject to the Bermuda Companies Act 1981, as amended, none of the special rights attached to the Series G Preference Shares may be altered or abrogated by any amendment to the Company’s bye-laws or the Certificate of Designations relating to the Series G Preference Shares without (i) the consent in writing of the holders of not less than seventy- five percent (75%) of the issued and outstanding Series G Preference Shares voting as a single class or (ii) the sanction of a resolution passed by not less than a majority of the issued and outstanding Series G Preference Shares, voting as a single class, at a separate general meeting of the holders of Series G Preference Shares voting in person or by proxy.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the issued and outstanding Series G Preference Shares, voting as a class together with holders of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not (i) issue any Parity Securities if the cumulative dividends on Series G Preference Shares are in arrears or (ii) create or issue any Senior Securities.

Fixed Liquidation Price	In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series G Preference Shares will have the right to receive the liquidation preference of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of payment, whether or not declared, before any payments are made to holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Sinking Fund	The Series G Preference Shares will not be subject to any sinking fund requirements.

Use of Proceeds	We expect to receive net proceeds from the sale of the Series G Preference Shares of approximately $169.3 million after deducting the total underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the Series G Preference Shares for general corporate purposes, including purchasing containers, payment of dividends and repaying or repurchasing outstanding indebtedness. See “Use of Proceeds.”

Listing	We intend to file an application to list the Series G Preference Shares on the NYSE. If the application is approved, trading of the Series G Preference Shares on the NYSE is expected to begin within 30 days after the original issue date of the Series G Preference Shares. The underwriters have advised us that they intend to make a market in the Series G Preference Shares prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Series G Preference Shares will develop prior to commencement of trading on the NYSE or, if developed, will be maintained.

Conflicts of Interest	Brookfield Securities LLC, a co-managing underwriter of the Series G Preference Shares, is an affiliate of ours, and therefore has a “conflict of interest” as defined in Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Therefore, this offering is being conducted pursuant to FINRA Rule 5121, and Brookfield Securities LLC will not confirm sales to discretionary accounts without prior specific written approval. However, the appointment of a “qualified independent underwriter” is not required under FINRA Rule 5121 because the FINRA member primarily responsible for managing this offering does not have a “conflict of interest” and meets certain other requirements under such rule. See “Underwriting (Conflicts of Interest) – Conflicts of Interest.”

Tax Considerations

The distributions you will receive from us with respect to your Series G Preference Shares will generally be taxed as ordinary income to U.S. Holders to the extent that they are paid out of Triton’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If you are an individual or other non-corporate U.S. Holder that meets certain holding period requirements, such dividends may be eligible to be taxed at lower rates applicable to certain qualified dividends, provided that certain requirements are satisfied. Any portion of your distribution that is not treated as a dividend will be treated first as a non-taxable return of capital to the extent of your tax basis in your Series G Preference Shares and, thereafter, as capital gain. In addition, there are other tax matters you should consider before investing in the Series G Preference Shares, including our tax status as a non-U.S. issuer. Please read “Tax Considerations—Material U.S. Federal Income Tax Considerations.”

Form	The Series G Preference Shares will be issued and maintained in book-entry form registered in the name of the nominee of DTC, except under limited circumstances.

Settlement	Delivery of the Series G Preference Shares offered hereby will be made against payment therefor on or about January 12, 2026.

Risk Factors	An investment in our Series G Preference Shares involves risks. You should consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement to determine whether an investment in our Series G Preference Shares is appropriate for you.

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RISK FACTORS

Any investment in our Series G Preference Shares involves a high degree of risk. You should consider carefully the risk factors set forth below as well as the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this document before making an investment in our Series G Preference Shares. In particular, see the risk factors set forth in our Annual Report on Form 20-F for the year ended December 31, 2024 (the “2024 Annual Report”), beginning on page 5 thereof and in our Quarterly Report on Form 6-K for the quarter ended September 30, 2025 (the “2025 Third Quarter Report”), beginning on page 36 thereof. Any of the risks described below or incorporated by reference herein could materially and adversely affect our business, financial condition, results of operations or cash flows. The risk and uncertainties we face are not limited to those described below or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth below or incorporated by reference herein could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Series G Preference Shares

We may not have sufficient cash from our operations to enable us to pay dividends on or to redeem our Series G Preference Shares following the payment of expenses.

Although dividends on the Series G Preference Shares will be cumulative, our board of directors must approve the actual payment of the dividends. We will pay quarterly dividends on our Series G Preference Shares from funds legally available for such purpose when, as and if declared by our board of directors or any authorized committee thereof. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accumulated dividends. Our board of directors could do so for any reason. We may not have sufficient cash available each quarter to pay dividends. In addition, we may have insufficient cash available to redeem our Series G Preference Shares. The amount of dividends we can pay or the amount we can use to redeem Series G Preference Shares depends upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things:

•	the level of our operating profits;

•	demand for leased containers, used container prices, market leasing rates for containers, lessee defaults and used container sales prices;

•	the cost of repairing and storing our off-hire containers;

•	demand for international trade;

•	the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs;

•	prevailing global and regional economic and political conditions, including as a result of international conflicts, natural disasters or public health crises;

•	the effect of domestic and foreign governmental regulations on the conduct of our business;

•	changes in Bermuda, U.S. and international tax rules;

•	our ability to service and refinance our current and future indebtedness;

•	our ability to raise additional funds through future offerings of securities to satisfy our capital needs; and

•	our ability to draw on our existing credit facilities and the ability of our lenders to perform their obligations under their agreements with us.

The amount of cash we will have available for dividends on or to redeem our Series G Preference Shares will not depend solely on our profitability.

The actual amount of cash we will have available for dividends or to redeem our Series G Preference Shares also depends on many factors, including, among others:

•	changes in our operating cash flow, capital expenditure requirements, working capital requirements and other cash needs;

•

restrictions under our existing or future credit, capital lease and operating lease facilities or any future debt securities, including existing restrictions under our credit, capital lease and operating lease facilities on our ability to declare or pay dividends if an event of default has occurred and is continuing or if the payment of the dividend would result in an event of default; and

•	the amount of any reserves established by our board of directors.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which is affected by non-cash items, and our board of directors in its discretion may elect not to declare any dividends. As a result of these and the other factors mentioned above, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record net income.

Our ability to pay dividends may be limited by regulatory law.

We are subject to Bermuda regulatory constraints that will affect our ability to pay dividends on the Series G Preference Shares and make other payments. Under the Bermuda Companies Act, we may declare or pay a dividend out of retained earnings, or make a distribution out of contributed surplus only if we have reasonable grounds for believing that we are, and would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby not be less than the aggregate of our liabilities. Under Bermuda law, no redemption of the Series G Preference Shares may be effected if, on the proposed redemption date, there are reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due.

The Series G Preference Shares represent perpetual equity interests.

The Series G Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series G Preference Shares may be required to bear the financial risks of an investment in the Series G Preference Shares for an indefinite period of time. In addition, the Series G Preference Shares will rank junior to all our indebtedness and other liabilities, and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.

Our Series G Preference Shares are subordinated to our debt obligations and other liabilities.

Our Series G Preference Shares are subordinated to all of our existing and future indebtedness, including our capital lease obligations, and all our other liabilities, including trade payables. As of September 30, 2025, we had total liabilities of $7.46 billion, including total debt of $6.80 billion and we had the ability to borrow an additional approximately $1.81 billion under our credit facilities, subject to limitations in our credit facilities. We may incur additional debt under these or future credit facilities. We may also enter into additional lease transactions. The payment of principal and interest on our debt reduces cash available for dividends on our equity securities, including the Series G Preference Shares.

Series G Preference Shares will rank junior to any Senior Securities, and your interests could be diluted by the issuance of additional shares of preference shares, including additional Parity Securities, and by other transactions.

Our Series G Preference Shares will rank junior to any Senior Securities and pari passu with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and any other Parity Securities established after the original issue date of the Series G Preference Shares. If less than all dividends payable with respect to the Series G Preference Shares and any Parity Securities are paid, any partial payment shall be made pro rata with respect to Series G Preference Shares and all other series of Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time.

The issuance of additional preference shares on a parity with or senior to the Series G Preference Shares would dilute the interests of the holders of our Series G Preference Shares, and any issuance of preference shares senior to or on a parity with our Series G Preference Shares or of additional long-term debt could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series G Preference Shares. Only the Change of Control Conversion Right relating to our Series G Preference Shares protects the holders of our Series G Preference Shares in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, which might adversely affect the holders of our Series G Preference Shares. The Series G Preference Shares will not be obligations of Brookfield Infrastructure or any entity other than Triton.

The interests of the sole holder of our common shares may differ from the interests of holders of our preference shares, including the Series G Preference Shares.

A subsidiary of Brookfield Infrastructure owns all of the Company’s outstanding common shares and Brookfield Infrastructure has the ability to appoint the members of our board of directors. As a result, Brookfield Infrastructure has significant influence over our business. The interests of Brookfield Infrastructure may differ from those of holders of our outstanding preference shares, as well as the Series G Preference Shares offered hereby, in material respects. Brookfield Infrastructure may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance its overall equity investment, even though such transactions might involve risks to holders of our outstanding preference shares. For example, Brookfield Infrastructure has pursued in the past and may pursue in the future managed container transactions on our behalf, which could significantly reduce our assets and cash flows. For example, on March 27, 2025, Triton distributed its equity interest in Triton Container Finance VIII LLC (“TCF VIII”), a special purpose securitization subsidiary of Triton, to Thanos Holdings Limited, which then contributed the interest to Tradewind Bermuda Holdings Limited, also an affiliate of Brookfield Infrastructure (the “TCF VIII Distribution”). As of March 31, 2025, TCF VIII had total assets of approximately $1.8 billion, consisting primarily of revenue earning assets, total indebtedness of approximately $1.3 billion, and shareholders’ equity of approximately $0.5 billion. While the Company continues to manage the containers in the TCF VIII securitization portfolio following the TCF VIII Distribution and receives management fees for these services, beginning April 1, 2025, revenues and net income related to TCF VIII are no longer included in Triton’s consolidated statements of operations. Brookfield Infrastructure may continue to undertake similar transactions on our behalf in the future.

In addition, Brookfield Infrastructure is in the business of making investments in companies, and may from time to time in the future, acquire interests in businesses that directly or indirectly compete with certain portions of our business or are our suppliers or customers. The companies in which Brookfield Infrastructure invests may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

As a holder of Series G Preference Shares you have extremely limited voting rights.

Your voting rights as a holder of Series G Preference Shares will be extremely limited. Holders of the Series G Preference Shares generally have no voting rights. However, if and whenever dividends payable on the Series G Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series G Preference Shares (voting together as a class with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred). Dividends payable on the Series G Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series G Preference Shares. The right of such holders of Series G Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series G Preference Shares.

As a controlled company with only preference shares listed on the NYSE, we qualify for and rely on exemptions from certain corporate governance requirements. Holders of our preference shares do not have the same protections afforded to shareholders of companies that are subject to such requirements.

Our common shares are owned by an affiliate of Brookfield Infrastructure. As a controlled company with only preference shares listed on the NYSE, certain of the listing rules, corporate governance requirements and provisions of the Exchange Act are not applicable to us. These include, for example, the requirements that:

•	a majority of our board of directors consist of independent directors;

•	we maintain a nominating committee and compensation committee composed entirely of independent directors;

•	we maintain a code of conduct and ethics and corporate governance guidelines; and

•	we comply with the proxy solicitation rules under the Exchange Act, including the furnishing of an annual proxy or information statement.

We have elected to utilize certain of the exemptions available to us and may elect to utilize all of the exemptions available to us in the future. Accordingly, holders of our preference shares, including the Series G Preference Shares offered hereby, do not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE or certain of the reporting obligations under the Exchange Act.

We are a “foreign private issuer” under U.S. securities law. Therefore, we are exempt from many of the requirements applicable to U.S. domestic registrants.

We qualify as a “foreign private issuer” under the Exchange Act. As a result, among other things, we are not required under the Exchange Act to file annual, quarterly and current reports with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act. Additionally, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our securities. Therefore, there may be less publicly available information about us than is regularly published by public companies in the United States. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

The price of our preference shares has been volatile and may decrease regardless of our operating performance and the Series G Preference Shares are subject to the same risks.

The trading price of our outstanding preference shares has been and may remain volatile. Factors affecting the trading price of our preference shares may include:

•

broad market and industry factors, including global and political instability, trade actions, currency changes, and changes in prevailing interest rates, increases in which may have an adverse effect on the trading price of the preference shares;

•	variations in our financial results;

•	the public’s response to press releases or other public announcements by us or our competitors;

•	changes in accounting standards, policies, guidance or interpretations or principles;

•	the operating and trading performance of other companies that investors may deem comparable to us;

•	changes in our dividend payments on our preference shares;

•	the yield from dividends on our preference shares as compared to yields on other financial instruments;

•	credit ratings of our preference shares and rating agencies’ outlook;

•	fluctuations in the worldwide equity or debt markets;

•	our issuance of additional preference shares or debt securities;

•	recruitment or departure of key personnel; and

•	other events or factors, including those described elsewhere in this section and the “Risk Factors” section of our 2024 Annual Report and our Quarterly Reports on Form 6-K.

In addition, if the market for intermodal equipment leasing company securities or the stock market in general experiences a loss of investor confidence, the trading price of our preference shares, including the Series G Preference Shares offered hereby, could decline for reasons unrelated to our business or financial results. The trading price of our preference shares, including the Series G Preference Shares offered hereby, might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us.

The Series G Preference Shares are a new issuance and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. In addition, the lack of a fixed redemption date for the Series G Preference Shares will increase your reliance on the secondary market for liquidity purposes.

The Series G Preference Shares are a new issue of securities with no established trading market. In addition, since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market absent redemption by us. We intend to apply to list the Series G Preference Shares on the NYSE, but there can be no assurance that the NYSE will accept the Series G Preference Shares for listing. Even if the Series G Preference Shares are approved for listing by the NYSE, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares of Series G Preference Shares could be adversely affected and your ability to transfer your shares will be limited. If an active trading market does develop on the NYSE, our Series G Preference Shares may trade at prices lower than the offering price. The trading price of our Series G Preference Shares will depend on many factors, including those described above under “Risk Factors – The price of our preference shares has been volatile and may decrease regardless of our operating performance and the Series G Preference Shares are subject to the same risks.”

We have been advised by the underwriters that they intend to make a market in the Series G Preference Shares pending any listing of the Series G Preference Shares on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

The Series G Preference Shares are expected to initially be rated below investment grade.

The Series G Preference Shares are expected to initially be rated below investment grade, and there can be no assurance that they will be rated investment grade in the future or otherwise be upgraded. Further, the Series G Preference Shares may be subject to a higher risk of price volatility than similar, higher-rated securities. In addition, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities, such as the Series G Preference Shares.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series G Preference Shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the Series G Preference Shares may not reflect all risks related to the Company and its business or market value of the Series G Preference Shares. A credit rating does not eliminate or mitigate the risks of investing in the Series G Preference Shares. The credit rating agencies evaluate the container leasing industry as a whole and may change their credit rating for us and our securities based on their overall view of our industry. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the Series G Preference Shares, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Series G Preference Shares to decline significantly.

The Series G Preference Shares are redeemable at our option.

We may, at our option, redeem some or all of the Series G Preference Shares on and after March 15, 2031 to the extent we have funds legally available for such purpose. It is likely that we would choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect your ability to reinvest your proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on the Series G Preference Shares had the shares not been redeemed. We may also, at our option, redeem the Series G Preference Shares in whole, but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event (as defined below), or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared. In addition, we may, at our option, redeem some or all of the Series G Preference Shares before March 15, 2031, upon the occurrence of the Change of Control or a Change of Control Triggering Event. In either case, if we redeem your Series G Preference Shares, you will be entitled to receive a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date of redemption, whether or not declared.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to the date of liquidation, whether or not declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of your Series G Preference Shares is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

Triton is incorporated in Bermuda and a significant portion of our assets will be located outside the U.S. As a result, it may not be possible for shareholders to enforce civil liability provisions of the federal or state securities laws of the U.S. against Triton.

Triton is incorporated under the laws of Bermuda and a significant portion of our assets are located outside the U.S. It may not be possible to enforce court judgments obtained in the U.S. against Triton in Bermuda or in countries, other than the U.S., where we will have assets, based on the civil liability provisions of the federal or state securities laws of the U.S. In addition, there is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of U.S. courts obtained against Triton or our officers or directors based on the civil liability provisions of the federal or state securities laws of the U.S. or would hear actions against Triton or those persons based on those laws. We have been advised by our legal advisors in Bermuda that the U.S. and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries, other than the U.S., where we have assets.

Bermuda law differs from the laws in effect in the U.S. and may afford less protection to shareholders.

Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the U.S. As a Bermuda company, Triton is governed by the Bermuda Companies Act. The Bermuda Companies Act differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. See “Description of Share Capital” in the accompanying prospectus.

There can be no assurance that we will not be classified as a passive foreign investment company for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Series G Preference Shares.

A non-U.S. corporation will be classified as a passive foreign investment company (“PFIC”) for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. Based on our current and expected income and valuation of our assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, because the PFIC determination is made by taking into account all of the relevant facts and circumstances regarding our business without the benefit of clearly defined bright line rules, it is possible we may be a PFIC for any taxable year or that the Internal Revenue Service (the “IRS”) may challenge our determination concerning our PFIC status.

If we were to be or become a PFIC for any taxable year during which a U.S. Holder (defined below under “Tax Considerations—Material U.S. Federal Income Tax Considerations”) holds our Series G Preference Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Tax Considerations—Material U.S. Federal Income Tax Considerations—PFIC Considerations.”

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $169.3 million after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of Series G Preference Shares by us for general corporate purposes, including the purchase of containers, payment of dividends and repayment or repurchase of outstanding indebtedness.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash and consolidated capitalization as of September 30, 2025 on: (i) a historical basis and (ii) an as adjusted basis giving effect to this offering and the receipt of the net proceeds to us therefrom.

You should read this table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Third Quarter Report, and other sections of this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein, including our consolidated financial statements and the notes thereto.

	As of September 30, 2025
	Actual	As Adjusted
(dollars in thousands)	(unaudited)
Cash and cash equivalents	$50,182	$219,481
Restricted cash	116,301	116,301
Total cash and cash equivalents and restricted cash	166,483	335,782
Total debt outstanding, gross(1)	6,801,435	6,801,435
Shareholders’ equity:
Common shares, $0.01 par value, 250,000,000 shares authorized, 101,158,891 shares issued and outstanding , actual; 210,000,000 shares authorized, 101,158,891 shares issued and outstanding, as adjusted and as further adjusted(2)	1,012	1,012
Undesignated shares, $0.01 par value, 14,800,000 shares authorized, no shares issued and outstanding, actual; 47,800,000 shares authorized, no shares issued and outstanding, as adjusted and as further adjusted(2)	—	—
8.50% Series A Preference Shares, $0.01 par value, $25.00 liquidation preference, 3,450,000 shares authorized, 3,450,000 issued and outstanding, actual and as adjusted	86,250	86,250
8.00% Series B Preference Shares, $0.01 par value, $25.00 liquidation preference, 5,750,000 shares authorized, issued and outstanding, actual and as adjusted outstanding, actual, as adjusted and as further adjusted	143,750	143,750
7.375% Series C Preference Shares, $0.01 par value, $25.00 liquidation preference, 7,000,000 shares authorized, issued and outstanding, actual and as adjusted outstanding, actual, as adjusted and as further adjusted	175,000	175,000
6.875% Series D Preference Shares, $0.01 par value, $25.00 liquidation preference, 6,000,000 shares authorized, issued and outstanding, actual and as adjusted outstanding, actual, as adjusted and as further adjusted	150,000	150,000
5.75% Series E Preference Shares, $0.01 par value, $25.00 liquidation preference, 7,000,000 shares authorized, issued and outstanding, actual and as adjusted	175,000	175,000
7.625% Series F Preference Shares, $0.01 par value, $25.00 liquidation preference, 6,000,000 shares authorized, issued and outstanding, actual and as adjusted	150,000	150,000
7.500% Series G Preference Shares, $0.01 par value, $25.00 liquidation preference, no shares authorized, issued and outstanding, actual; 7,000,000 shares authorized, issued and outstanding, as adjusted	—	175,000
Additional paid-in capital (deficit)	892,452	892,452
Accumulated earnings	762,368	762,368
Accumulated other comprehensive income (loss) actual	43,083	43,083
Total shareholders’ equity	$2,578,915	$2,753,915

Total capitalization	$9,380,350	$9,555,350

(1)	The amount of debt reflected in the table above shows the outstanding principal amount before any adjustments for deferred financing costs and premiums or discounts.

(2)

In November 2025, Triton’s board of directors redesignated 40,000,000 authorized, unissued common shares as undesignated shares (which can be issued as preference shares), decreasing the amount of authorized common shares to 210,000,000, and increasing the number of undesignated shares to 54,800,000. Upon closing of this offering, the number of authorized undesignated shares will decrease to 47,800,000.

DESCRIPTION OF SERIES G PREFERENCE SHARES

The following description of the terms of the Series G Preference Shares supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the preference shares set forth in the accompanying prospectus under the caption “Description of Share Capital—Preference Shares,” to which reference is hereby made.

General

The Series G Preference Shares offered hereby are a new series of preference shares. Upon completion of this offering, there will be    Series G Preference Shares issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Series G Preference Shares, authorize and issue additional Series G Preference Shares and Junior Securities (as defined below) and, subject to the limitations described under “—Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below).

The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series G Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates.

Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of shares (including the Series G Preference Shares) having preferential rights to receive distributions of our assets. See “Description of Share Capital” in the accompanying prospectus.

The Series G Preference Shares will entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus supplement, the Series G Preference Shares offered hereby will be fully paid and nonassessable. Each Series G Preference Share will have a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.”

The Series G Preference Shares will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series G Preference Shares will rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

All the Series G Preference Shares offered hereby will be represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series G Preference Shares will be entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.”

Except as described below under “—Conversion Right upon a Change of Control Triggering Event,” the Series G Preference Shares will not be convertible into common shares or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights.

The Series G Preference Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Series G Preference Shares will be subject to redemption, in whole or in part, at our option at any time on or after March 15, 2031 or in connection with a Change of Control or a Change of Control Triggering Event, or, in whole but not in part, in connection with a Rating Agency Event (as defined below). See “—Redemption.”

We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series G Preference Shares. The address of the Paying Agent is 150 Royall Street, Canton, MA 02021.

Ranking

The Series G Preference Shares will, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

•

senior to our common shares and to each other class or series of shares established after the original issue date of the Series G Preference Shares that is not expressly made senior to, or on parity with, the Series G Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”);

•

on a parity with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and any other class or series of shares established after the original issue date of the Series G Preference Shares that is expressly made equal to the Series G Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and

•

junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of shares expressly made senior to the Series G Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of shares referred to herein as “Senior Securities”).

We may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series G Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on all issued and outstanding shares of the Series G Preference Shares are not in arrears. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “—Voting Rights.”

Liquidation Rights

The holders of Series G Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities.

A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Series G Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series G Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the issued and outstanding Series G Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then issued and outstanding according to their respective rights.

Voting Rights

The Series G Preference Shares will have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Series G Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series G Preference Shares (voting together as a class with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred).

Dividends payable on the Series G Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series G Preference Shares. The right of such holders of Series G Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series G Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series G Preference Shares and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series G Preference Shares and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors.

Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Series G Preference Shares may be altered or abrogated by any amendment to the Company’s bye-laws (the “Bye-laws”) or the Certificate of Designations for the Series G Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Series G Preference Shares, voting as a single class or (ii) the sanction of a resolution passed by not less than a majority of the issued and outstanding Series G Preference Shares, voting as a single class, at a separate general meeting of the holders of Series G Preference Shares voting in person or by proxy.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the issued and outstanding Series G Preference Shares, voting as a class together with holders of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities if the cumulative dividends payable on outstanding Series G Preference Shares are in arrears; or

•	create or issue any Senior Securities.

For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Series G Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities.

On any matter described above in which the holders of the Series G Preference Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series G Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Series G Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Dividends

Dividend Rate

Holders of Series G Preference Shares will be entitled to receive, when, as and if declared by our board of directors or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of 7.500% per annum of the $25.00 liquidation preference per share, or $1.875 per share per year and payable on each Dividend Payment Date. The initial dividend on the Series G Preference Shares, if declared, will be payable on March 15, 2026 in an amount equal to $0.3281 per share (reflecting accrued dividends since January 12, 2026, the original issue date of the Series G Preference Shares).

Dividend Payment Dates

The “Dividend Payment Dates” for the Series G Preference Shares will be the 15th day of each March, June, September and December, commencing March 15, 2026. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to, but excluding, the applicable Dividend Payment Date for such dividend period. Dividends on the Series G Preference Shares will be payable based on a 360-day year consisting of twelve 30-day months.

If any Dividend Payment Date or redemption date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date or redemption date, as the case may be, will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date or redemption date to that next succeeding Business Day.

“Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close.

On each Dividend Payment Date, we will pay those dividends, if any, on the Series G Preference Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (or Record Date) will be the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our board of directors.

So long as the Series G Preference Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series G Preference Shares in accordance with the instructions of such beneficial owners.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all issued and outstanding Series G Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series G Preference Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series G Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series G Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series G Preference Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series G Preference Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Unlike the Series A Preference Shares and the Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series G Preference Shares, similar to the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares and the Series F Preference Shares.

Conversion Right upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below), each holder of Series G Preference Shares will have the right (unless we have provided notice of our election to redeem Series G Preference Shares as described below under “—Redemption”) to convert some or all of the Series G Preference Shares held by such holder on the Change of Control Conversion Date (as defined below) into a number of our common shares per Series G Preference Share to be converted equal (the “Common Share Conversion Consideration”) to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of all accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series G Preference Share dividend payment and prior to the corresponding Series G Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), subject, to certain adjustments and provisions for (x) the payment of any Alternative Conversion Consideration (as defined below) and (y) splits, combinations and dividends in the form of equity issuances.

In the case of a Change of Control pursuant to which our common shares will be converted into or exchanged for cash, securities or other property or assets (including any combination thereof), a holder of Series G Preference Shares electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Series G Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series G Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series G Preference Shares. Instead, we will pay the cash value of such fractional shares.

If, following the first date of the occurrence of a Change of Control Triggering Event and prior to a Change of Control Conversion Date, we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described below under “Redemption—Optional Redemption upon a Change of Control Triggering Event” or any of our other optional redemption rights as described below under “—Redemption,” holders of Series G Preference Shares will not have any right to convert the Series G Preference Shares that we have elected to redeem and any Series G Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the

Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within five days following the expiration of the Change of Control Triggering Event Redemption Period (as defined below) (or, if we waive our right to redeem the Series G Preference Shares prior to the expiration of the Change of Control Triggering Event Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series G Preference Shares written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control Triggering Event;

•	the date of the Change of Control Triggering Event;

•	the date on which the Change of Control Triggering Event Redemption Period expired or was waived;

•	the last date on which the holders of Series G Preference Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series G Preference Share; and

•	the procedure that the holders of Series G Preference Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series G Preference Shares.

Holders of Series G Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series G Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion.

Notwithstanding the foregoing, the holders of Series G Preference Shares will not have a conversion right upon a Change of Control Triggering Event if the acquiror in the Change of Control or its direct or indirect parent has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

“Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Change of Control” means the occurrence of either of the following after the original issue date of the Series G Preference Shares:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any of our subsidiaries; or

•

the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests; provided that, notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control solely as a result of (x) us becoming a direct or indirect wholly owned subsidiary of a holding company if the direct or indirect holders of the voting interests of such holding company immediately following that transaction are substantially the same as the holders of our voting interests immediately prior to that transaction (and such holders of our voting interests immediately prior to such transaction would not have otherwise caused a Change of Control) or (y) immediately following that transaction no person, other than a holding company satisfying the requirements of the preceding clause (x) and/or any of the Permitted Holders, is the beneficial owner of voting interests representing more than 50% of the voting power of such holding company (such an entity, a “Successor Holding Company”).

“Change of Control Conversion Date” means the date fixed by the board of directors, in its sole discretion, as the date the Series G Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series G Preference Shares.

“Change of Control Conversion Right” means the right of a holder of Series G Preference Shares to convert some or all of the Series G Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series G Preference Share pursuant to the conversion provisions in the Certificate of Designation with respect to the Series G Preference Shares.

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by the occurrence of a Delisting Event within 120 days following the occurrence of such Change of Control.

“Common Share Price” means (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share; or (ii) if the consideration to be received in the Change of Control by the holders of our common shares is not solely cash and (A) our common shares are listed or quoted on the NYSE, the NYSE American or Nasdaq or an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq (any such exchange or quotation, a “Permitted Exchange”), the average of the closing prices for our common shares on such Permitted Exchange for the ten consecutive trading days immediately preceding, but not including, the occurrence of the Change of Control, or (B) if our common shares are not listed on a Permitted Exchange and the consideration to be received in the Change of Control by the holders of our common shares consists solely of shares of another company that are listed or quoted on a Permitted Exchange (the “Public Share Consideration”) and cash, if any, the value of the Public Share Consideration (and the amount of cash, if any) to be received per common share based on the average of the closing prices per share for the Public Share Consideration on such Permitted Exchange for the ten consecutive trading days immediately preceding, but not including, the occurrence of the Change of Control or (C) if our common shares are not listed or quoted on a Permitted Exchange and the consideration to be received in the Change of Control by the holders of our common shares does not consist solely of Public Share Consideration and cash, if any, the fair market value per common share as determined by an independent appraiser selected in good faith by the Company.

“Delisting Event” occurs when, after the original issuance of the Series G Preference Shares and the listing of the Series G Preference Shares on the NYSE, both (i) the shares of Series G Preference Shares are no longer listed on the NYSE, the NYSE American or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) we are not subject to the reporting requirements of the Exchange Act.

“Permitted Holder” means (a) Brookfield Corporation, Brookfield Asset Management Ltd., Brookfield Wealth Solutions Ltd, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure Corporation or Brookfield Infrastructure Fund V and any of their respective Affiliates and (b) any trust, fund, company, partnership, other co-investment vehicles or Person owned, managed, sponsored, advised or controlled, directly or indirectly, by any Person referred to in the foregoing clause (a), or any of their respective Affiliates, or any direct or indirect subsidiaries of any such trust, fund, company, partnership or Person, (c) any underwriters in connection with a public offering of our capital stock (or, if applicable, a Successor Holding Company), and (d), any employee benefit plan of us (or, if applicable, a Successor Holding Company) or our subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control will thereafter, together with its Affiliates, constitute an additional Permitted Holder after such Change of Control.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture or other entity.

Redemption

Optional Redemption on or after March 15, 2031

Commencing on March 15, 2031, we may redeem, at our option, in whole or in part, the Series G Preference Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple redemptions.

Optional Redemption Upon a Change of Control

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series G Preference Shares in whole or in part within 120 days after the occurrence of a Change of Control, by paying the liquidation preference of $25.00 per Series G Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose.

Optional Redemption Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, we may, at our option, redeem the Series G Preference Shares in whole or in part within 120 days after the occurrence of a Change of Control Triggering Event (the “Change of Control Triggering Event Redemption Period”), by paying the liquidation preference of $25.00 per Series G Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date, we exercise our right to redeem the Series G Preference Shares as described in the immediately preceding sentence or as described elsewhere under this “—Redemption” section, holders of the Series G Preference Shares we have elected to redeem will not have the conversion right described above under “—Conversion Right upon a Change of Control Triggering Event.”

Optional Redemption Following a Rating Agency Event

We may, at our option, redeem the Series G Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event (as defined below), or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared.

As used in this prospectus supplement, a “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series G Preference Shares on the original issue date of the Series G Preference Shares (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series G Preference Shares would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series G Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Series G Preference Shares as of the original issue date.

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series G Preference Shares to be redeemed and, if less than all issued and outstanding Series G Preference Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series G Preference Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the issued and outstanding Series G Preference Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Series G Preference Shares are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series G Preference Shares to be redeemed, and the Securities Depository will determine the number of Series G Preference Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series G Preference Shares for its own account). A participant may determine to redeem Series G Preference Shares from some beneficial owners (including the participant itself) without redeeming Series G Preference Shares from the accounts of other beneficial owners.

So long as the Series G Preference Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series G Preference Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to all accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series G Preference Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series G Preference Shares entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series G Preference Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series G Preference Shares represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series G Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date fixed for redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Series G Preference Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series G Preference Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series.

Notwithstanding the foregoing, in the event that any dividends on the Series G Preference Shares and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series G Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series G Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Series G Preference Shares and any Parity Securities in arrears.

No Sinking Fund

The Series G Preference Shares will not have the benefit of any sinking fund.

Book-Entry System

All Series G Preference Shares offered hereby will be represented by a single certificate issued to DTC (and its successors or assigns or any other securities depository selected by us) (the “Securities Depository”) and registered in the name of its nominee (initially, Cede & Co.). The Series G Preference Shares offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depository or its nominee, and no holder of the Series G Preference Shares offered hereby will be entitled to receive a certificate evidencing such shares unless otherwise required by law or the Securities Depository gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depository within 60 calendar days thereafter. Payments and communications made by us to holders of the Series G Preference Shares will be duly made by making payments to, and communicating with, the Securities Depository. Accordingly, unless certificates are available to holders of the Series G Preference Shares, each purchaser of Series G Preference Shares must rely on (1) the procedures of the Securities Depository and its participants to receive dividends, distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series G Preference Shares and (2) the records of the Securities Depository and its participants to evidence its ownership of such Series G Preference Shares.

So long as the Securities Depository (or its nominee) is the sole holder of the Series G Preference Shares, no beneficial holder of the Series G Preference Shares will be deemed to be a shareholder of us. DTC, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own DTC. The Securities Depository maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series G Preference Shares, whether as a holder of the Series G Preference Shares for its own account or as a nominee for another holder of the Series G Preference Shares.

TAX CONSIDERATIONS

The following is a discussion of Bermuda and U.S. federal income tax considerations that may be relevant in connection with this offering.

Bermuda Tax Considerations

At the present time, except as noted below, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares, other than shareholders, if any, that are ordinarily resident in Bermuda.

We have obtained from the Bermuda Minister of Finance under the Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of its operations or its shares, debentures or other obligations, until March 31, 2035. This assurance is subject to CITA (defined below) and the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. Our Bermuda-domiciled subsidiaries each pay annual Bermuda government fees.

The Corporate Income Tax Act 2023 (the “CITA”) of Bermuda became fully operative on January 1, 2025. The CITA implements a new corporate tax regime within the scope of the Base Erosion and Profit Shifting project undertaken by the Organization for Economic Co-operation and Development, under which participating jurisdictions agree to initiate a global minimum tax on certain Bermuda businesses forming part of large multi-national groups.

Subject to any available tax credits or other adjustments under the CITA, a corporate income tax of 15% (“CIT”) is chargeable to certain entities in respect of each fiscal year from January 1, 2025, on the net taxable income of any entity incorporated or formed, or which has a fixed place of business, in Bermuda, if such entity forms part of any group of entities affiliated through controlling interests which have at least one entity or permanent establishment that is not located in the jurisdiction of the ultimate parent entity, and where such group has an annual revenue of at least EUR 750 million in the consolidated financial statements (consolidated on a line-by-line basis) of the ultimate parent entity in at least two of the four fiscal years immediately preceding such fiscal year. As a result of the implementation of the CIT in Bermuda, we may incur an increase in tax liabilities and reporting and filing obligations.

Material U.S. Federal Income Tax Considerations

The following is a discussion of U.S. federal income tax considerations applicable to the purchase, ownership and disposition of Series G Preference Shares by U.S. Holders (as defined below). This discussion deals only with our Series G Preference Shares held as capital assets by holders who purchase Series G Preference Shares in this offering. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury Regulations promulgated thereunder, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our Series G Preference Shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as the following:

•	brokers or dealers in securities or currencies;

•	financial institutions;

•	pension plans;

•	regulated investment companies;

•	real estate investment trusts;

•	cooperatives;

•	tax-exempt entities;

•	insurance companies;

•	persons holding Series G Preference Shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons liable for alternative minimum tax;

•	U.S. expatriates;

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code;

•

U.S. persons (as defined by the Code) who own or are considered to own 10% or more of either the total combined voting power of all classes of shares of Triton entitled to vote or of the total value of the shares of Triton;

•	partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal tax purposes (or investors therein); or

•	U.S. Holders whose “functional currency” is not the U.S. dollar.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our Series G Preference Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of our Series G Preference Shares.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our Series G Preference Shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation, regardless of its source.

The discussion does not address any non-income tax considerations, the potential application of the Medicare tax on net investment income, or any non-U.S., state or local tax consequences. Each holder of our Series G Preference Shares is urged to consult with such holder’s tax advisor with respect to the particular tax consequences to such holder.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR SERIES G PREFERENCE SHARES, WE URGE YOU TO CONSULT YOUR TAX ADVISORS CONCERNING THE PARTICULAR U.S.

FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SERIES G PREFERENCE SHARES, AS WELL AS ANY CONSEQUENCES TO YOU ARISING UNDER STATE, LOCAL AND NON-U.S. TAX LAWS.

Distributions

Distributions paid with respect to our Series G Preference Shares will generally be taxed as ordinary income to U.S. Holders to the extent that they are paid out of Triton’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the excess will first be treated as a tax-free return of capital to the extent of the holder’s adjusted basis in the Series G Preference Share, causing a reduction in such adjusted basis in the same amount. The balance of the excess, if any, will be taxed as capital gain, which will be long-term capital gain if the Series G Preference Share has been held for more than one year at the time the distribution is received (as described below under “Sale, Exchange or Other Taxable Disposition”). Any dividend paid with respect to our Series G Preference Shares may be characterized for U.S. federal income tax purposes as any of the foregoing, in whole or in part, depending on the facts and circumstances at the level of the holder or Triton.

Subject to the PFIC rules discussed below, the gross amount of the dividends, if any, paid by Triton to individuals and other non-corporate U.S. Holders may be eligible to be taxed at lower rates applicable to certain qualified dividends, provided that (i) in the year such dividends are paid by Triton, the Series G Preference Shares are readily tradable on an established securities market in the United States and (ii) such individual or other non-corporate U.S. Holder satisfies certain holding period requirements and does not engage in hedging transactions. We intend to apply to list the Series G Preference Shares on the NYSE and we therefore expect that dividends on the Series G Preference Shares will be qualified dividend income. Dividends will be treated as foreign-source income for U.S. foreign tax credit purposes. Dividends with respect to our Series G Preference Shares will not be eligible for the dividends-received deduction generally allowed to U.S. corporations under the Code.

Sale, Exchange or Other Taxable Disposition

Subject to the discussion below relating to the redemption of the Series G Preference Shares and subject to the PFIC rules discussed below, a U.S. Holder will generally recognize taxable gain or loss on the sale, exchange or other taxable disposition of a Series G Preference Share in an amount equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the holder’s tax basis in the Series G Preference Share. Gain or loss, if any, will generally be U.S. source income for foreign tax credit limitation purposes.

Gain or loss realized on the sale, exchange or other taxable disposition of a Series G Preference Share generally will be capital gain or loss and will be long-term capital gain or loss if the Series G Preference Share has been held for more than one year. Non-corporate U.S. Holders may be eligible for preferential rates of U.S. taxation in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Redemption of Series G Preference Shares

Subject to the discussion herein relating to the application of the PFIC rules, under Section 302 of the Code, a redemption of the Series G Preference Shares will be treated as a dividend to the extent of Triton’s current and accumulated earnings and profits, unless such redemption satisfies the tests set forth under Section 302(b) of the Code, which would treat the redemption as a sale or exchange subject to taxation as described above under “Sale, Exchange or Other Taxable Disposition” in this prospectus supplement. A redemption will be treated as a sale or exchange if (i) it is “substantially disproportionate,” (ii) constitutes a “complete termination of the holder’s stock interest” in us, or (iii) is “not essentially equivalent to a dividend,” each within the meaning of Section 302(b) of the Code. In determining whether any of these tests are satisfied, shares considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to a particular holder of the Series G Preference Shares will depend on the facts and circumstances as of the time the determination is made, U.S. Holders should consult their tax advisors, at such time, to determine their tax treatment in light of their particular circumstances.

PFIC Considerations

A foreign corporation will be classified as a PFIC if, after the application of certain “look-through” rules, (a) at least 75% of its gross income is “passive income” as that term is defined in the relevant provisions of the Code or (b) at least 50% of the average value of its assets produce “passive income” or are held for the production of “passive income.” In general, under the “look-through” rules, if a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. The determination as to PFIC status is made annually.

If a U.S. Holder is treated as owning PFIC stock, the holder will be subject to special rules generally intended to reduce or eliminate the benefit of the deferral of U.S. federal income tax that results from investing in a foreign corporation that does not distribute all of its earnings on a current basis. In such a case, under the PFIC rules, unless a U.S. Holder is permitted to and does elect otherwise under the Code, such U.S. Holder will be subject to special tax rules with respect to “excess distributions” and any gain from the disposition of our Series G Preference Shares. In particular, an “excess distribution” or such gain will be treated as if it had been recognized ratably over the holder’s holding period for the Series G Preference Shares, and amounts allocated to prior years starting with the first taxable year of Triton during which Triton was a PFIC will be subject to U.S. federal income tax at the highest prevailing tax rates on ordinary income for that year plus an interest charge.

Based on our current and expected income and valuation of our assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, because the PFIC determination is made by taking into account all of the relevant facts and circumstances regarding our business without the benefit of clearly defined bright line rules, it is possible we may be a PFIC for any taxable year or that the IRS may challenge our determination concerning our PFIC status.

In the case Triton is subsequently determined to be a PFIC, a U.S. Holder may also be able to avoid certain of the rules described above by making a mark-to-market election and, in certain circumstances, a retroactive election, provided that our Series G Preference Shares are treated as regularly traded on a qualified exchange or other market within the meaning of applicable U.S. Treasury Regulations. The Series G Preference Shares are a new issue of securities with no established trading market. We intend to apply to list the Series G Preference Shares on the NYSE, which is a qualified exchange or other market for these purposes. If the application is approved, trading of the Series G Preference Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series G Preference Shares. Consequently, assuming that our Series G Preference Shares become and then continue to be regularly traded, we expect that the mark-to-market election will be available to U.S. Holders if Triton is determined to be a PFIC, but no assurances can be given in this regard. If you make a valid mark-to-market election for your Series G Preference Shares, you would include in income each year an amount equal to the excess, if any, of the fair market value of the Series G Preference Shares as of the close of your taxable year over your adjusted basis in such Series G Preference Shares. You would be allowed a deduction for the excess, if any, of the adjusted basis of your Series G Preference Shares over their fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains on your Series G Preference Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Series G Preference

Shares, would be treated as ordinary income. Ordinary loss treatment would also apply to the deductible portion of any mark-to-market loss on the Series G Preference Shares, as well as to any loss realized on the actual sale or disposition of the Series G Preference Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Series G Preference Shares. Your basis in the Series G Preference Shares would be adjusted to reflect any such income or loss amounts. If you make such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the lower qualified dividends rate would not apply).

Alternatively, a U.S. Holder may avoid the PFIC tax consequences described above in respect of its Series G Preference Shares by making a timely “qualified electing fund” (“QEF”) election. To comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Because we do not intend to provide such information, however, such election will not be available to you with respect of the Series G Preference Shares.

The adverse rules described above will continue to apply to any taxable year in which Triton is a PFIC and for which the U.S. Holder has neither a valid QEF election nor a valid mark-to-market election in effect.

In addition, notwithstanding any election made with regard to the Series G Preference Shares, dividends paid by us will not constitute qualified dividend income to individual and other non-corporate U.S. Holders eligible for taxation at the preferential rates if we are a PFIC (or are treated as a PFIC with respect to such individual and other non-corporate U.S. Holder) either in the taxable year of the distribution or the preceding taxable year. Instead, such U.S. Holder must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for U.S. federal income tax purposes) in such U.S. Holder’s gross income, and it will be subject to tax at rates applicable to ordinary income.

U.S. Holders are urged to consult with their tax advisors regarding the potential availability and consequences of a mark-to-market election in case Triton is determined to be a PFIC in any taxable year.

Information reporting and backup withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) a U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, a U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed Form W-9 or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Information with respect to foreign financial assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the Series G Preference Shares, subject to certain exceptions (including an exception for Series G Preference Shares held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the Series G Preference Shares.

UNDERWRITING (CONFLICTS OF INTEREST)

Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Series G Preference Shares set forth opposite its name below.

Underwriter	Number of Shares
Wells Fargo Securities, LLC	1,316,000
BofA Securities, Inc.	1,316,000
Morgan Stanley & Co. LLC	1,316,000
RBC Capital Markets, LLC	1,316,000
UBS Securities LLC	1,316,000
Brookfield Securities LLC	140,000
Huntington Securities, Inc.	140,000
Regions Securities LLC	140,000

Total	7,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series G Preference Shares sold under the underwriting agreement if any of these Series G Preference Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Series G Preference Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series G Preference Shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Series G Preference Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share with respect to retail sales and $0.30 per share with respect to institutional sales. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per share to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering.

	Discount
	Retail	Institutional
Per Series G Preference Share	$0.7875	$0.50
Total	$4,112,561	$888,850

The expenses of this offering, not including the total underwriting discount, are estimated to be approximately $700,000 and are payable by us.

No Sales of Similar Securities

We have agreed that, for a period of 30 days from the date of this prospectus supplement and subject to certain exceptions, we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Series G Preference Shares, any securities convertible into or exercisable or exchangeable for Series G Preference Shares or any securities that are substantially similar to the Series G Preference Shares, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise.

NYSE Listing

The Series G Preference Shares are a new issue of securities with no established trading market. We intend to apply to list the Series G Preference Shares on the NYSE under the symbol “TRTN PRG” and we have agreed that we will use our reasonable best efforts to effect and maintain the listing on the NYSE. If the application is approved, trading of the Series G Preference Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series G Preference Shares. The underwriters have advised us that they intend to make a market in the Series G Preference Shares before commencement of trading on the NYSE. They will have no obligation to make a market in the Series G Preference Shares, however, and may cease market-making activities, if commenced, at any time. However, an active trading market on the NYSE for the Series G Preference Shares may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Series G Preference Shares could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer Series G Preference Shares at the time and price desired will be limited.

Price Stabilization, Short Positions

Until the distribution of the Series G Preference Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Series G Preference Shares. However, the representatives may engage in transactions that have the effect of stabilizing the price of the Series G Preference Shares, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell shares of our Series G Preference Shares in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of our Series G Preference Shares than they are required to purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of Series G Preference Shares or preventing or retarding a decline in the market price of Series G Preference Shares. As a result, the price of Series G Preference Shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Series G Preference

Shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Extended Settlement

We expect that delivery of the Series G Preference Shares will be made to investors on January 12, 2026 which will be the business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day (such settlement cycle referred to as “T+1”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Series G Preference Shares prior to the business day preceding the date of delivery of the Series G Preference Shares referenced above will be required, by virtue of the fact that the Series G Preference Shares initially will settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade their Series G Preference Shares prior to the business day preceding the date of delivery of the Series G Preference Shares referenced above should consult their advisors.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, investment banking and other commercial dealings in the ordinary course of business with us, Brookfield Infrastructure or our respective affiliates. For example, affiliates of some of the underwriters are lenders under our revolving credit facilities. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series G Preference Shares offered hereby. Any such short positions could adversely affect future trading prices of the Series G Preference Shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Brookfield Securities LLC, a co-managing underwriter of the Series G Preference Shares, is an affiliate of ours, and therefore has a “conflict of interest” as defined in FINRA Rule 5121. Therefore, this offering is being conducted pursuant to FINRA Rule 5121, and Brookfield Securities LLC will not confirm sales to discretionary accounts without prior specific written approval. However, the appointment of a “qualified independent underwriter” is not required under FINRA Rule 5121 because the FINRA member primarily responsible for managing this offering does not have a “conflict of interest” and meets certain other requirements under such rule.

European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Series G Preference Shares in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of Series G Preference Shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Triton International Limited nor the underwriters have authorized, nor do they authorize, the making of any offer of Series G Preference Shares in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Series G Preference Shares are not intended to be offered, sold or otherwise made available to and will not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Series G Preference Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Series G Preference Shares. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Series G Preference Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series G Preference Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Series G Preference Shares in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of Series G Preference Shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Triton International Limited nor the underwriters have authorized, nor do they authorize, the making of any offer of Series G Preference Shares in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The Series G Preference Shares are not intended to be offered, sold or otherwise made available to and will not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a UK Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Series G Preference Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Series G Preference Shares. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the Series G Preference Shares or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Series G Preference Shares or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Series G Preference Shares offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any other documents and/or materials relating to the issue of the Series G Preference Shares offered hereby or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Series G Preference Shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Triton International Limited.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Series G Preference Shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The Series G Preference Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series G Preference Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities. Mayer Brown LLP will also provide opinions regarding certain other matters. The underwriters have been represented by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of Triton International Limited as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, have been incorporated by reference in this prospectus supplement and the accompanying prospectus, and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Triton International Limited and its subsidiaries as of and for the year ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP (KPMG), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Triton International Limited has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information about us is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form F-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

Important Information Incorporated By Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules).

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;

•

our Quarterly Reports on Form 6-K for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May  2, 2025, August  1, 2025 and November 6, 2025, respectively;

•	our Current Reports on Form 6-K, filed with the SEC on February 6, 2025, April 28, 2025, July 1, 2025, August 11, 2025, August 22, 2025 and November 25, 2025;

•

the description of our 8.50% Series A Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 15, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 8.00% Series B Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 7.375% Series C Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on November 7, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 6.875% Series D Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2020, and any amendment or report filed for the purpose of updating such description;

•

the description of our 5.75% Series E Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on August 18, 2021, and any amendment or report filed for the purpose of updating such description; and

•

the description of our 7.625% Series F Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on February 6, 2025, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triton International Limited

Victoria Place, 5th Floor, 31 Victoria Street,

Hamilton HM 10, Bermuda

Attn: Secretary

Telephone: (441) 294-8033

Prospectus

$500,000,000

TRITON INTERNATIONAL LIMITED

Preference Shares

We may offer, issue and sell from time to time preference shares in one or more series. This prospectus describes some of the general terms that may apply to the preference shares and the general manner in which they may be offered. When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they may be offered, including the amount and price of the offered securities. The prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference, carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 8 of this prospectus, as well as those risk factors incorporated by reference into this prospectus and contained in any accompanying prospectus supplement.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2025

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell preference shares, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Bermuda Exchange Control Act 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our preference shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”) as Part III of the Bermuda Companies Act does not apply to exempted companies and the Company is an exempted company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the preference shares described in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the preference shares, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information about us is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 8, 2024, August  2, 2024 and November 7, 2024, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on March 1, 2024, May 1, 2024, July 10, 2024, August 5, 2024, November 8, 2024 and November 18, 2024;

•

the description of our 8.50% Series A Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 15, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 8.00% Series B Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 7.375% Series C Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on November 7, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 6.875% Series D Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2020, and any amendment or report filed for the purpose of updating such description; and

•

the description of our 5.75% Series E Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on August 18, 2021, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering (including all subsequent Annual Reports on Form 10-K or Form 20-F, and all subsequent filings on Form 10-Q and Form 8-K) shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished in accordance with SEC rules. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triton International Limited

Victoria Place, 5th Floor, 31 Victoria Street,

Hamilton HM 10, Bermuda

Attn: Secretary

Telephone: (441) 294-8033

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	our customers’ decisions to buy rather than lease containers;

•	increases in the cost of repairing and storing our off-hire containers;

•	our dependence on a limited number of customers and suppliers;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	risks stemming from the international nature of our businesses, including global and regional economic conditions and geopolitical risks, including international conflicts;

•	decreases in demand for international trade;

•	risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs;

•	disruption to our operations from failures of, or attacks on, our information technology systems;

•	disruption to our operations as a result of natural disasters or public health crises;

•	compliance with laws and regulations globally;

•

risks related to the acquisition of Triton by Brookfield Infrastructure, including the potentially divergent interests of our sole common shareholder and the holders of our outstanding indebtedness and preference shares, and our reliance on certain corporate governance exemptions;

•	the availability and cost of capital;

•	restrictions imposed by the terms of our debt agreements;

•	changes in tax laws in Bermuda, the United States and other countries; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K or Form 20-F, in our subsequently filed Quarterly Reports on Form 10-Q or Form 6-K and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus and any accompanying prospectus supplement. Any forward-looking statements made in this prospectus any accompanying prospectus supplement and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Triton or its businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE COMPANY

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis, which are used for the transportation of containers.

Our consolidated operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of September 30, 2024, our total fleet consisted of 4.1 million containers and chassis, representing 7.0 million twenty-foot equivalent units or 7.6 million cost equivalent units. We have an extensive global presence, offering leasing services through a worldwide network of local offices, and we utilize third-party container depots spread across over 46 countries to provide customers global access to our container fleet. Our primary customers include the world’s largest container shipping lines.

The most important driver of profitability in our business is the extent to which leasing revenues, which are driven by our owned equipment fleet size, utilization and average lease rates, exceed our ownership and operating costs. Our profitability is also driven by the gains or losses we realize on the sale of used containers and the margins generated from trading new and used containers.

We lease five types of equipment: dry containers, refrigerated containers, special containers, tank containers, and chassis. Our in-house equipment sales group manages the sale process for our used containers and chassis from our equipment leasing fleet and sells used and new containers and chassis acquired from third parties.

On September 28, 2023, we were acquired by Brookfield Infrastructure through its subsidiary Brookfield Infrastructure Corporation (“BIPC”). Following the closing of the transaction, all of our common shares are privately held by Thanos Holdings Limited, a subsidiary of BIPC, and are no longer traded on the New York Stock Exchange (the “NYSE”) or any other securities exchange. Our Series A-E cumulative redeemable perpetual preference shares remain outstanding as an obligation of the Company and continue to be listed on the NYSE.

Our registered office is located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. We maintain a website at http://www.trtn.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Implications of Being a Foreign Private Issuer

As of June 28, 2024, the last business day of our most recently completed second fiscal quarter, the Company determined that we qualified as a Foreign Private Issuer. As a result, effective January 1, 2025 we will no longer file annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K. Instead, we will file our annual report on Form 20-F and other reports on Form 6-K.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K or Form 20-F and in subsequently filed Quarterly Reports on Form 10-Q or Form 6-K and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement, as well as any risk factors included in any accompanying prospective supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially adversely affect our business, financial condition, results of operations and cash flows and cause the value of our securities to decline. You could lose all or part of your investment.

CAPITALIZATION

The table below sets forth our capitalization as September 30, 2024. Our capitalization set forth below does not reflect transactions occurring after September 30, 2024. You should read this table in conjunction with the financial statements that are incorporated by reference in this prospectus.

(Dollars in Thousands)	As of September 30, 2024
Debt Financing:
Secured debt financings	$3,185,447
Unsecured debt financings	$4,320,000

Total debt financings, gross(a)	$7,505,447
Shareholders’ equity:
Preference shares, at liquidation preference	$730,000
Common shares, $0.01 par value, 270,000,000 shares authorized, 101,158,891 shares issued and outstanding(b)	$1,012
Additional paid-in capital (deficit)	$(305,654)
Accumulated earnings	$2,338,095
Accumulated other comprehensive income (loss)	$56,641

Total shareholders’ equity	$2,820,094

Total capitalization	$10,325,541

(a)	The amount of debt reflected in the table above shows the outstanding principal amount before any adjustments for deferred financing costs and premiums or discounts.
(b)

In November 2024, Triton’s Board redesignated 20,000,000 authorized, unissued common shares as undesignated shares (which can be issued as preference shares), decreasing the amount of authorized common shares to 250,000,000.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of preference shares for general corporate purposes, including the purchase of containers and other equipment and repayment of outstanding indebtedness.

DESCRIPTION OF THE OFFERED SECURITIES

This prospectus contains summary descriptions of the preference shares that may be offered and sold from time to time, separately or together, up to a total aggregate offering price of $500,000,000. The preference shares that we may offer from time to time pursuant to this prospectus will be part of our share capital and investors should read the section “Description of Share Capital” below for a description of the general terms and provisions of our preference shares and a description of the designation, powers, privileges, preferences and rights, as well as any applicable qualifications, limitations or restrictions, of our common shares and each series of our preference shares currently outstanding. These summary descriptions are not meant to be complete descriptions of each security. At the time we decide to offer any preference shares pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the preference shares being offered through that prospectus supplement, as well as any general terms described in the section “Description of Share Capital” that will not apply to those preference shares. If there are differences between the prospectus supplement relating to a particular series of preference shares and this prospectus, the prospectus supplement will control. The terms of a new series of preference shares will be set forth in a certificate of designations (each, a “Certificate of Designations”) establishing the rights, limitations and preferences for the respective series of preference shares adopted by the board of directors of the Company (the “Board”) (or a committee thereof) and filed with the SEC. Each such Certificate of Designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable prospectus supplement and Certificate of Designations as well as our memorandum of association, as amended (“Memorandum of Association”), and amended and restated bye-laws (“Bye-laws”), before deciding to buy our preference shares as described in any accompanying prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

General

The following summary description of our share capital is based on the applicable provisions of the Bermuda Companies Act, our Memorandum of Association and our Bye-laws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our Memorandum of Association and Bye-Laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” As used in this “Description of Share Capital,” the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.

Common Shares

We are authorized to issue up to 250,000,000 common shares, par value $0.01 per share. As of September 30, 2024, 101,158,891 common shares were outstanding, all of which were held by Thanos Holdings Limited, a subsidiary of BIPC.

Liquidation and Preemptive Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Triton, the holders of our common shares will be entitled to share equally in any of the assets available for distribution after Triton has paid in full all of its debts and after the holders of all series of our outstanding preference shares, if any, have received their liquidation preferences in full.

Holders of our common shares will not be entitled to preemptive rights. Our common shares will not be convertible into shares of any other class of common shares.

Dividend Rights

Under Bermuda law, shareholders of Triton will be entitled to receive dividends when and as declared by the Board out of any funds of the Company legally available for the payment of such dividends, subject to the dividend rights of any preference shares outstanding that may exist from time to time. Bermuda law does not permit payment of dividends, or distributions of contributed surplus, by a company if there are reasonable grounds for believing that:

•	the company is, or would be, after the payment is made, unable to pay its liabilities as they become due; or

•	the realizable value of the company’s assets would be less than its liabilities.

Under Triton’s Bye-laws, the Board has the power to declare dividends or distributions out of contributed surplus, and to determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares to be issued to the shareholders credited as fully paid or partly paid or partly in one way or partly in the other. The Board may also pay any fixed cash dividend whenever the position of the Company justifies such payment.

Voting Rights

Subject to the rights, if any, of the holders of any series of preference shares, if and when issued and subject to applicable law, each holder of our common shares is entitled to one vote per share and all voting rights are vested in those holders of record on the applicable record date on all matters voted on by the Triton shareholders. Holders of our common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the Board can elect 100% of the directors to the Board and the holders of the remaining shares will not be able to elect any directors to the Board. Following the acquisition of the Company by Brookfield Infrastructure, BIPC is able to elect 100% of the directors to the Board, subject to the right of the holders of our outstanding preference shares to elect two directors to the Board in the event that dividends payable on the preference shares of any series are in arrears for six or more quarterly periods as described below under “Preference Shares – Voting Rights.”

Meetings of Shareholders

Special general meetings of the shareholders of Triton may be called (i) by the Board or (ii) when requisitioned by shareholders pursuant to the provisions of the Bermuda Companies Act. Under the Bermuda Companies Act, the shareholders may requisition a special general meeting, provided they hold at the date of the deposit of the requisition shares representing not less than 10% of the paid-up capital of the Company. The requisition must state the purpose of the meeting, and must be signed by the requisitionists and deposited at the registered office of the Company. If, within 21 days from the date of the deposit of the requisition, the directors do not proceed to convene a meeting, the requisitionists, or any of them representing more than 50% of the total voting rights of all of them, may themselves convene a meeting, which must be convened within three months of the date of the deposit of the requisition.

Restrictions on Transfers of Shares

The Board may in its absolute discretion, and without providing a reason, refuse to register the transfer of any common shares which are not fully paid up. The Board may also refuse to register a transfer unless (i) the common shares of Triton are listed on an appointed stock exchange or (ii) (A) a duly executed instrument of transfer is provided to Triton or Triton’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, (C) the instrument of transfer is in favor of less than five persons jointly, and (D) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required). If the Board refuses to register a transfer of any common shares, it must send to the transferee notice of the refusal within three months after the date on which the instrument of transfer was lodged with Triton.

Election and Removal of Directors

Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast at the general meeting of shareholders of Triton. The Bye-laws of Triton provide that any vacancies on the Board not filled at any general meeting will be deemed casual vacancies and the Board, so long as a quorum of directors remains in office, will have the power at any time and from time to time, to appoint any individual to be a director so as to fill a casual vacancy.

A director so appointed will hold office only until the next following annual general meeting (“AGM”). If not reappointed at such AGM, the director will vacate office at the conclusion of the AGM. Under the Bermuda Companies Act, a director may be removed from office by the shareholders at a special general meeting called for that purpose. The notice of a meeting convened for the purpose of removing a director must contain a statement of intention to do so and be served on such director not less than 14 days before the meeting. The director subject to removal will be entitled to be heard on the motion for his removal.

Amendment of Memorandum of Association

Under the Bermuda Companies Act, the Memorandum of Association of a company may be amended by the affirmative vote of a majority resolution of the Board, but the amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. An amendment to the Memorandum of Association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Amendment of Bye-laws

Subject to certain exceptions, our Bye-laws may be revoked or amended by the affirmative vote of a majority resolution of the Board, but the revocation or amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution.

Approval of Certain Transactions

Amalgamations and Mergers: Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires the amalgamation or merger to be approved by the Board and by its shareholders. Our Bye-laws provide that a merger or amalgamation must be approved by (i) the affirmative vote of a majority of the Board and (ii) the affirmative vote of a majority of votes cast at a general meeting of shareholders. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger.

Sale of Assets: The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.

Takeovers: Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies.

Listing

Our common shares are not listed on any national or regional securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

Preference Shares

This section describes the general terms and provisions of preference shares that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the preference shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preference shares. If there are differences between the prospectus supplement relating to a particular series of preference shares and this prospectus, the prospectus supplement will control. The terms of a new series of preference shares will be set forth in a Certificate of Designations establishing the rights, limitations and preferences for the respective series of Preference Shares adopted by the Board (or a committee thereof) and filed with the SEC. Each such Certificate of Designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable prospectus supplement and Certificate of Designations as well as our Memorandum of Association and Bye-laws before deciding to buy our preference shares as described in any accompanying prospectus supplement.

The Board has been authorized to provide for the issuance of up to 50,000,000 preference shares in multiple series without the approval of shareholders. As of September 30, 2024, there were 29,200,000 preference shares issued and outstanding. With respect to each series of our preference shares, the Board has the authority to fix the following terms:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preference shares; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preference shares to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Description of Outstanding Preference Shares

General

As of September 30, 2024 the following series of preference shares were issued and outstanding:

•	3,450,000 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series A Preference Shares”);

•	5,750,000 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series B Preference Shares”);

•	7,000,000 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series C Preference Shares”);

•	6,000,000 6.875% Series D Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series D Preference Shares”); and

•	7,000,000 5.75% Series E Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share were outstanding (the “Series E Preference Shares”).

The Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and the Series E Preference Shares (collectively, the “Preference Shares” and each, a “series of Preference Shares”) are traded on the NYSE under the symbols TRTN-PRA, TRTN-PRB, TRTN-PRC, TRTN-PRD and TRTN-PRE respectively. We may, without notice to or consent of the holders of the then-outstanding Preference Shares of any series, authorize and issue additional Preference Shares of such series and Junior Securities (as defined below) and, subject to the limitations described under “—Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below).

The following summary description of each series of Preference Shares is based on the applicable provisions of the Bermuda Companies Act, our Memorandum of Association, our Bye-laws, and the Certificate of Designations for each series of Preference Shares. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our Memorandum of Association, Bye-laws and the Certificates of Designations for the Preference Shares, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the Board; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates.

Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the Preference Shares) having preferential rights to receive distributions of our assets.

The Preference Shares of each series entitle the holders thereof to receive cumulative cash dividends when, as and if declared by the Board out of legally available funds for such purpose. Each Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.”

The Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Except as described below under “—Change of Control—Conversion Right Upon a Change of Control Triggering Event,” the Preference Shares are not convertible into common shares or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Preference Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Preference Shares are or will be subject to redemption, in whole or in part, at our option at any time on or after March 15, 2024 in the case of the Series A Preference Shares, September 15, 2024 in the case of the Series B Preference Shares, December 15, 2024 in the case of the Series C Preference Shares, March 15, 2025 in the case of the Series D Preference Shares and September 15, 2026 or in connection with a Rating Agency Event (as defined herein) in the case of the Series E Preference Shares. See “—Redemption.”

We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Preference Shares. The address of the Paying Agent is PO Box 505000, Louisville, KY 40233.

Ranking

Each series of Preference Shares will, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

•

senior to our common shares and to each other class or series of capital stock established after the original issue date of such series of Preference Shares that is not expressly made senior to, or on parity with, such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”);

•

on a parity with the other series of Preference Shares and any other class or series of capital stock established after the original issue date of such series of Preference Shares that is expressly made equal to such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and

•

junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of capital stock expressly made senior to such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of capital stock referred to herein as (“Senior Securities”).

We may issue Junior Securities from time to time in one or more series without the consent of the holders of any series of Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on the Preference Shares are not in arrears. The Board has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. The Board will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “—Voting Rights.”

Liquidation Rights

The holders of Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights.

Voting Rights

Each series of Preference Shares will have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Preference Shares of any series are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Preference Shares of such series (voting together as a class with the other series of Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board, and the size of our Board will be increased as needed to accommodate such change (unless the size of our Board has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred and with which such series of Preference Shares voted as a class for the election of such directors). Dividends payable on the Preference Shares of any series will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Preference Shares of such series. The right of such holders of Preference Shares of any series to elect two members of our Board will continue until such time as there are no accumulated and unpaid dividends in arrears on such series of Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of Preference Shares of any series and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Preference Shares of any series and any other Parity Securities shall each be entitled to one vote on any matter before our Board.

Subject to the Bermuda Companies Act, none of the special rights attached to the Preference Shares of any series may be altered or abrogated by any amendment to the Company’s Bye-laws or the Certificate of

Designations for such series of Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Preference Shares of such series, voting as a single class or (ii) the sanction of a resolution passed, (A) in the case of the issued and outstanding Series E Preference Shares, by not less than a majority of the issued and outstanding Preference Shares of such series, voting as a single class, at a separate general meeting of the holders of the Series E Preference Shares voting in person or by proxy, and (B) in the case of all other issued and outstanding Preference Shares, by not less than seventy-five percent (75%) of the issued and outstanding Preference Shares of such series, voting as a single class, at a separate general meeting of the holders of Preference Shares of such series voting in person or by proxy.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Preference Shares of any series, voting as a class together with holders of any other series of Preference Shares and any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities if the cumulative dividends payable on outstanding Preference Shares of such series are in arrears; or

•	create or issue any Senior Securities.

For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities.

On any matter described above in which the holders of the Preference Shares of any series are entitled to vote as a class, such holders will be entitled to one vote per share. Any Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Dividends

Dividend Rate: Holders of Preference Shares of each series will be entitled to receive, when, as and if declared by our Board or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of (i) 8.50% per annum of the $25.00 liquidation preference per share, or $2.1250 per share per year, in the case of the Series A Preference Shares, (ii) 8.00% per annum of the $25.00 liquidation preference per share, or $2.00 per share per year, in the case of the Series B Preference Shares, (iii) 7.375% per annum of the $25.00 liquidation preference per share, or $1.84375 per share per year, in the case of the Series C Preference Shares, (iv) 6.875% per annum of the $25.00 liquidation preference per share, or $1.71875 per share per year, in the case of the Series D Preference Shares, and (v) 5.75% per annum of the $25.00 liquidation preference per share, or $1.4375 per share per year, in the case of the Series E Preference Shares, in each case, payable on each Dividend Payment Date.

Dividend Payment Dates: The “Dividend Payment Dates” for each series of Preference Shares will be the 15th day of each March, June, September and December. Dividends for each series of Preference Shares will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period. In the case of the Series A Preference Shares and the Series B Preference Shares, dividends will accrue on accumulated dividends not paid on any Dividend Payment Date at the applicable dividend rate. Dividends on the Preference Shares will be payable based on a 360-day year consisting of twelve 30-day months.

If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day.

“Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close.

Payment of Dividends: On each Dividend Payment Date, we will pay those dividends, if any, on the Preference Shares of each series that have been declared by our Board to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (“Record Date”) will be the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our Board.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period for any series of Preference Shares may be declared by our Board and paid on any date fixed by our Board, whether or not a Dividend Payment Date, to holders of the Preference Shares of such series on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Preference Shares of each series and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Preference Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “—Dividends—Dividend Rate” with respect to the Series A Preference Shares and the Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Preference Shares.

Change of Control

Optional Redemption Upon a Change of Control Triggering Event: Upon the occurrence of a Change of Control Triggering Event (as defined below), we may, at our option, redeem the Preference Shares of any series in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying the liquidation preference of $25.00 per Preference Share of each such series, plus all accumulated and unpaid dividends on each such series of Preference Shares to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Preference Shares of any series as described in the immediately preceding sentence or as described below under “—Redemption,” holders of the Preference Shares of such series we have elected to redeem will not have the conversion right described below under “—Conversion Right Upon a Change of Control Triggering Event.” Any cash payment to holders of Preference Shares of any series will be subject to the limitations contained in any agreements governing our indebtedness.

“Change of Control” means the occurrence of either of the following after the original issue date of the Preference Shares of each series:

•

the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

•

the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests.

“Change of Control Triggering Event” means, with respect to each series of Preference Shares, the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or a withdrawal of the rating of such series of Preference Shares within the Ratings Decline Period (in any combination) by the Named Rating Agency (as defined below) then rating such series of Preference Shares, as a result of which the rating of such series of Preference Shares on any day during the Ratings Decline Period is withdrawn or is below the rating by such Named Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).

“Named Rating Agency” means with respect to each series of Preference Shares:

1.	S&P; and

2.

if S&P ceases to rate such series of Preference Shares or fails to rate such series of Preference Shares, as the case may be, for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for S&P.

“Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

Conversion Right Upon a Change of Control Triggering Event: Upon the occurrence of a Change of Control Triggering Event, each holder of Preference Shares of each series will have the right (unless we have provided notice of our election to redeem Preference Shares of such series as described above under “—Optional Redemption upon a Change of Control Triggering Event” or below under “—Redemption”) to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series to be converted equal (the “Common Share Conversion Consideration”) to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends on such series of Preference Shares to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for the Preference Share dividend payment and prior to the corresponding Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and

•

(i) 1.53657037 in the case of the Series A Preference Shares, (ii) 1.58178 in the case of the Series B Preference Shares, (iii) 1.35685 in the case of the Series C Preference Shares, (iv) 1.26968 in the case of Series D Preference Shares and (v) 0.93668 in the case of the Series E Preference Shares, subject, in each case, to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration (as defined below) and (ii) splits, combinations and dividends in the form of equity issuances.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Preference Shares of any series electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration for such Preference Shares immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Preference Shares of any series electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Preference Shares of any series. Instead, we will pay the cash value of such fractional shares.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described under “—Optional Redemption upon a Change of Control Triggering Event” or our optional redemption rights as described below under “—Redemption,” holders of Preference Shares of any series will not have any right to convert the Preference Shares of such series that we have elected to redeem and any Preference Shares of such series subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Preference Shares of any series prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Preference Shares of each series written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control Triggering Event;

•	the date of the Change of Control Triggering Event;

•	the date on which the Change of Control Redemption Period expired or was waived;

•	the last date on which the holders of Preference Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Preference Share of each series; and

•	the procedure that the holders of Preference Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of the Preference Shares.

Holders of Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion.

“Change of Control Conversion Right” means the right of a holder of Preference Shares of any series to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series pursuant to the conversion provisions in the Certificate of Designation with respect to such series of Preference Shares.

“Change of Control Conversion Date” means the date fixed by the Board, in its sole discretion, as the date the Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Preference Shares.

“Common Share Price” means (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Notwithstanding the foregoing, the holders of Preference Shares of each series will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) the Preference Shares of such series remain continuously listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Redemption

Optional Redemption: Commencing on (i) March 15, 2024 in the case of the Series A Preference Shares, (i) September 15, 2024 in the case of the Series B Preference Shares, (iii) December 15, 2024 in the case of the Series C Preference Shares, (iv) March 15, 2025 in the case of the Series D Preference Shares and (v) September 15, 2026 in the case of the Series E Preference Shares, we may redeem, at our option, in whole or in part, the Preference Shares of any series at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

We may also redeem the Preference Shares of any series under the terms set forth under “—Change of Control—Optional Redemption Upon a Change of Control Triggering Event.”

Optional Redemption Following a Rating Agency Event: We may, at our option, redeem the Series E Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event, or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared.

A “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series E Preference Shares on the original issue date of the Series E Preference Shares (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series E Preference Shares would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series E Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Series E Preference Shares as of the original issue date.

We may also redeem the Series E Preference Shares under the terms set forth under “—Change of Control—Optional Redemption Upon a Change of Control Triggering Event.”

Redemption Procedures: We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Preference Shares of the applicable series to be redeemed and, if less than all issued and outstanding Preference Shares of the applicable series are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Preference Shares of the applicable series are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the issued and outstanding Preference Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository (i.e., the Depository Trust Company and its successors and assigns, or with such other depositary of the Company’s choosing that is a “clearing Company” within the meaning of the New York Uniform Commercial Code and a clearing agency under Section 17A of the Exchange Act) shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Preference Shares of any series are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Preference Shares of such series to be redeemed, and the Securities Depository will determine the number of Preference Shares of such series to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Preference Shares of such series for its own account). A participant may determine to redeem Preference Shares of the applicable series from some beneficial owners (including the participant itself) without redeeming Preference Shares of such series from the accounts of other beneficial owners.

If we give or cause to be given a notice of redemption for any series of Preference Shares, then we will deposit with the Paying Agent funds sufficient to redeem the Preference Shares of such series as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Preference Shares of any series, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the applicable Preference Shares entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Preference Shares of any series represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book–entry account) representing the number of Preference Shares of such series represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date fixed for redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Preference Shares of any series, subject to compliance with all applicable securities and other laws. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series.

Notwithstanding the foregoing, in the event that any dividends on the Preference Shares of any series and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Preference Shares of each series and any Parity Securities in arrears.

No Sinking Fund

The Preference Shares do not have the benefit of any sinking fund.

Differences in Corporate Law

You should be aware that the Bermuda Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Bermuda Companies Act (including modifications adopted pursuant to our Bye-laws) applicable to us which differ in certain respects from provisions of the corporate laws of the State of Delaware. The following statements are summaries and do not address all aspects of Bermuda law that may be relevant to us and our shareholders. You should also review our Memorandum of Association, our Bye-laws, as well as the Delaware General Corporation Law and the Bermuda Companies Act, to understand how these differences in corporate law apply to us.

Duties of Directors

Under Bermuda law and at common law, members of a board of directors owe statutory and fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Under common law a director’s fiduciary duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Bermuda Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Bermuda Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Bermuda Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he or she has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he or she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. Our Bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Triton for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care and a fiduciary duty of loyalty.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” The business judgment rule is a presumption that in making a business decision, the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. Unless a plaintiff is able to provide evidence rebutting the presumptions of the business judgment rule, the challenged business decision will be upheld by the courts so long as it can be attributed to any rational business purpose. Where, however, the presumptions are rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate policy and effectiveness and approval of a transaction resulting in a sale of control of the corporation. This means the directors bear the initial burden to demonstrate the reasonableness of their actions before they will be entitled to the protections of the business judgment rule.

Interested Directors

Under Bermuda law and our Bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our Bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he or she has an interest. Under Delaware law, such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Committees of the Board of Directors

Our Bye-laws provide, as permitted by Bermuda law, that the Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors and no such committee may have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our Bye-laws and, in certain circumstances, the Bermuda Companies Act. Under our Bye-laws, at any general meeting, two or more persons present in person or by proxy and entitled to vote representing the holders of a majority of the issued shares of the relevant class shall constitute a quorum for the transaction of business. Except as otherwise required by the Bermuda Companies Act and our Bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Bye-laws. Any individual shareholder who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our Bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to the Board.

Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders unless the certificate of incorporation or bylaws specify otherwise, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors, in each case unless another vote is specified by the certificate of incorporation or, if the action to be voted on is not one for which the Delaware General Corporation Law specifies the required vote, the bylaws.

Dividends

Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. “Surplus” means the excess, if any, at any given time of the net assets of the corporation over the amount determined to be capital, which in general may not be less than the aggregate par value of the issued shares. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Exchange Controls

We have been designated as a non-resident of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act 1972. This designation allows us to engage in transactions in currencies without restriction (other than the Bermuda dollar) and there are no restrictions on our ability to transfer funds (other than Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our shares.

Amalgamations, Mergers and Similar Arrangements

In the event we were to merge or amalgamate with another company, the holders of all of our shares are entitled to vote on such merger or amalgamation together pursuant to the Bermuda Companies Act provided that the holders of any class of shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such class of shares. In the case of an amalgamation or merger, any shareholder who is not satisfied that it has been offered fair value for its shares and who has not voted in favor of the merger or amalgamation, may exercise its appraisal rights under the Bermuda Companies Act to have the fair value of its shares appraised by the Supreme Court of Bermuda.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder may, under certain circumstances, be entitled to appraisal rights in connection with a merger, consolidation or conversion to another entity form pursuant to which such stockholder may receive payment in cash of the “fair value” of such stockholder’s shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid on the amount determined to be the fair value, in each case as determined by the Delaware Court of Chancery, in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers

Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States.

Bermuda law provides that where a scheme or contract involving the transfer of shares or any class of shares in a company has, within four months after the making of the offer, been approved by the holders of not less than nine tenths in value of the shares whose transfer is involved (other than shares already held at the date of the offer by the offeror, its nominee or subsidiary), the offeror may, at any time within two months beginning with the date on which such approval is obtained, by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. Bermuda law also provides that the holders of not less than 95% of the shares or any class of shares in a company (the “purchasers”) may give notice to the remaining shareholders or class of shareholders of their intention to acquire the outstanding shares not held by them. When such a notice is given, the purchasers shall be entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice unless a remaining shareholder applies to court for an appraisal pursuant to the Bermuda Companies Act. Dissenting shareholders may apply to the court within one month of the notice seeking that the court appraise the value of the shares to be acquired. Any difference between the share price paid to the dissenting shareholders and the price determined by the court shall be paid or the offerors may cancel the notice and return any shares acquired and the dissenting shareholders shall repay any share purchase price received.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, stockholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders

As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except for certain mergers or amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our Bye-laws). The Company’s Bye-laws include similar provisions to Section 203 of the Delaware General Corporation Law (described below).

Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the time that the person became an interested stockholder, unless the business combination is approved in a prescribed manner, which, among other possibilities, may include the affirmative vote, at a meeting and not by consent, of stockholders holding at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” is defined by the statute for this purpose as including, among other things, certain mergers, asset sales or the receipt by the interested stockholder of any financial benefit, and an “interested stockholder” is defined as a person who is the owner, or any person who is an affiliate or associate of the corporation and at any time within the prior three years has owned, 15% or more of the corporation’s outstanding voting stock, together with the affiliates and associates of such person. However, a corporation may opt out of these restrictions on business combinations by a provision in its certificate of incorporation or by a bylaw adopted by the stockholders expressly electing not to be governed by section 203 of the Delaware General Corporation Law.

Shareholders’ Suits

The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our Memorandum of Association or Bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our Bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such action, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers

Under Bermuda law and our Bye-laws, we may indemnify our directors, officers, resident representative, member of a committee duly constituted under our Bye-laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators (each, an “Indemnified Person”) (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Bermuda Companies Act.

Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments or settlements in an action by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his/her conduct was unlawful.

Limitation of Liability of Directors and Officers

Our Bye-laws provide that its shareholders and the Company waive any claim or right of action that they might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company. However, such waiver does not apply to any claims or rights of action that arise out of fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions eliminating or limiting the personal liability of its directors or officers to the corporation or its stockholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for the authorization of unlawful stock dividends or share repurchases; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

Shareholder Proposals

Under Bermuda law, the Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next AGM and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under Delaware law, a corporation’s bylaws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bylaws, to include in its proxy solicitation materials, in addition to individuals nominated by the board of directors, one or more individuals nominated by a stockholder. Furthermore, the corporation’s bylaws may provide for the reimbursement by the corporation of expenses incurred by a stockholder in soliciting proxies in connection with an election of directors, subject to certain procedures and conditions. The Delaware General Corporation Law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which other business may be brought before a meeting, but provisions in a corporation’s certificate of incorporation or bylaws requiring compliance with reasonable procedures for giving advance notice of director nominations or other proposals are permitted as a matter of Delaware common law.

Calling of Special Shareholders Meetings

Under our Bye-laws, a special general meeting may be called by the Board. Under Bermuda law, a special meeting may also be called by shareholders when requisitioned by the holders of at least 10% of the paid-up share capital or 10% of the voting rights of the Company.

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Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.

Approval of Corporate Matters by Written Consent

Under Bermuda law and our Bye-laws, voting shareholders may take action by resolution in writing signed by the shareholders of the company who at the date of the notice of the resolutions in writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders.

Unless otherwise provided in a corporation’s certificate of incorporation, Delaware law permits stockholders to take action by the consent in lieu of a meeting by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Bermuda Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the Company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment. An amendment to the memorandum of association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a corporation must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a higher percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a corporation’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the corporation’s certificate of incorporation. If any proposed amendment would alter or change the powers, preferences, or special rights of 1 or more series of any class so as to affect them adversely, but shall not so affect the entire class, then the shares of the series so affected by the amendment are entitled to vote as a class regardless of whether such holders are entitled to vote by the certificate of incorporation.

Amendment of Bye-laws

Our Bye-laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the directors then in office and eligible to vote on that resolution. However, no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the Bye-laws) or such greater majority as required by the Bye-laws.

Under Delaware law, holders of a majority of the voting power of the outstanding shares entitled to vote (unless another percentage is specified in the certificate of incorporation or bylaws) and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

TAXATION

Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.

PLAN OF DISTRIBUTION

We may sell the preference shares being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge the preference shares covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned preference shares or, in an event of default in the case of a pledge, sell the pledged preference shares pursuant to this prospectus and any accompanying prospectus supplement.

The distribution of the preference shares offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will identify the applicable specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may agree with any underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that such underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

All preference shares we may offer, other than any of our outstanding series of preference shares, will be new issues of preference shares with no established trading market. We may elect to list any new series of preference shares on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. If we sell preference shares offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for such preference shares, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any preference shares offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Triton International Limited as of and for the year ended December 31, 2023, incorporated by reference in this Registration Statement, and the effectiveness of Triton International Limited’s internal control over financial reporting as of December 31, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Triton International Limited and its subsidiaries as of December 31, 2022 and for each of the years in the two-year period ended December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Triton International Limited has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this prospectus and the registration statement of which it forms a part.

ENFORCEMENT OF CIVIL LIABILITIES

We are a Bermuda exempted company limited by shares. As a result, the rights of holders of our preference shares will be governed by Bermuda law and our Memorandum of Association and Bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. In addition, some of our directors and officers, as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving us at our corporate headquarters at 100 Manhattanville Road, Suite 4W10, Purchase, NY 10577.

We have been advised by Appleby (Bermuda) Limited, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby (Bermuda) Limited that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby (Bermuda) Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

7,000,000 Shares

Triton International Limited

7.500% Series G Cumulative Redeemable Perpetual Preference Shares

(Liquidation Preference $25.00 per Share)

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities

BofA Securities

Morgan Stanley

RBC Capital Markets

UBS Investment Bank

Co-Managers

Brookfield Capital Solutions

Huntington Capital Markets

Regions Securities LLC

January 7, 2026